UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Soliciting Material under § 240.14a-12

PASITHEA THERAPEUTICS CORP.
(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pasithea Therapeutics to Call Special Meeting of Stockholders

No action required by stockholders

MIAMI BEACH, Fla., Oct. 03, 2022 (GLOBE NEWSWIRE) -- Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), a biotechnology company focused on the discovery, research and development of new and effective treatments for central nervous system (CNS) disorders, today announced that Camac Partners, LLC, Camac Capital, LLC, Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Eric Shahinian, David Delaney, and Avi Geller (collectively, the “Camac Group”) satisfied the necessary requirements to call a Special Meeting of Stockholders (“Special Meeting”).

The Company was notified that the Camac Group demonstrated the requisite votes on September 28, 2022, and notes that, contrary to their public statements, the Camac Group’s notifications prior to that date were invalid.

Pasithea will call a Special Meeting in accordance with the Company’s bylaws. Additional details about the Special Meeting will be forthcoming. There is no action required by stockholders.

The Company stated, “During our first year as a public company, Pasithea has made significant progress towards our mandate to develop novel and groundbreaking drugs, including achieving positive preclinical results for our drug discovery programs, strengthening our team of scientists, expanding our portfolio with complementary CNS therapies with significant potential, and enhancing our recently reelected Board of Directors. We are excited about Pasithea’s future scientific and value creation prospects, and look forward to continued engagement with our stockholders.”

McDermott Will & Emery LLP are serving as legal advisor to the Company and Kingsdale Advisors is serving as an advisor in connection with the activities of the Camac Group.

About Pasithea Therapeutics Corp.

Pasithea Therapeutics Corporation is a biotechnology company focused on the discovery, research and development of new and effective treatments for central nervous system (CNS) disorders. With an experienced team of experts in the fields of neuroscience and psychopharmacology, Pasithea is developing new molecular entities for the treatment of psychiatric and neurological disorders, including Amyotrophic Lateral Sclerosis (ALS) and Multiple Sclerosis (MS). Pasithea addresses the needs of patients currently suffering with mental illness by providing access to IV ketamine infusions both in clinics and in-home settings.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law. Such forward-looking statements are subject to risks (including those set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2021, as amended, filed with the U.S. Securities and Exchange Commission) and uncertainties which could cause actual results to differ from the forward-looking statements.

Important Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the Special Meeting. The Company plans to file a proxy statement with the Securities and Exchange Commission, in connection with the solicitation of proxies for the Special Meeting. Stockholders are urged to read such proxy statement (including any amendments or supplements thereto) and any other relevant documents that the Company files with the SEC carefully in their entirety when they become available because they will contain important information.

Certain Information Regarding Participants to the Solicitation

Pasithea, its directors and certain of its executive officers and employees are deemed to be participants in a solicitation of requests not to vote for the Camac Group’s proposal at the Special Meeting (the “Special Meeting Solicitation”). Information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Consent Revocation Solicitation Statement filed by Pasithea with the Securities and Exchange Commission on July 28, 2022.

Pasithea Therapeutics Corp. Company Contact

Dr. Tiago Reis Marques
Chief Executive Officer
E: tiago@pasithea.com

Michael Fein
Kingsdale Advisors
T: 646-651-1641
E: mfein@kingsdaleadvisors.com

Pasithea Therapeutics Corp. Media Contact

Paul Caminiti/Nicholas Leasure
Reevemark
T: 212-433-4600
E: PasitheaTeam@reevemark.com

Pasithea Therapeutics Corp. Investor Relations

Lisa M. Wilson
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com